237 Via Vera Cruz
San Marcos, California 92078

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2006

TO THE SHAREHOLDERS OF AMISTAR CORPORATION:

The Annual Meeting of Shareholders of Amistar Corporation (The "Company") will be held at 10:00 AM, local time, Wednesday, May 17, 2006, at the Company Headquarters at the above address, for the following purposes:

(1)	to elect six Directors to serve until the next Annual Meeting and until their successors have been elected and qualified; and

(2)	to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments, thereof.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments, thereof. The Meeting may be adjourned from time to time without notice other than by announcement.

The Annual Report to Shareholders, including certified financial statements for the year ended December 31, 2005 is enclosed with this Notice. Such report is not a part of this proxy solicitation material.

YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY VOTE.

Beneficial shareholders: You may vote on-line, by phone or by mail using the enclosed ADP voting instruction form.

Registered shareholders: Please complete, date, sign and mail your proxy card in the enclosed stamped envelope.

The execution of your proxy will not affect your right to revoke your proxy and vote in person if you are present at the meeting.

By order of the Board of Directors

\s\ William W. Holl
April 14, 2006                                                                        William W. Holl
                                                                                                 Secretary

237 Via Vera Cruz
San Marcos, California 92078

PROXY STATEMENT
April 14, 2006

GENERAL INFORMATION

This Definitive Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amistar Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 17, 2006 at 10:00 A.M., local time, at the Company headquarters in San Marcos, California, and at any adjournment or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect six Directors. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted. Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the Shareholders on or about April 14, 2006.

The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment thereof. At the close of business on the record date there were outstanding 3,169,794 shares of common stock of the Company (the "Common Stock"). The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held (unless there is cumulative voting, as described below). The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

In the event that, prior to the election of Directors, a Shareholder has given notice at the Annual Meeting of such Shareholder's intention to cumulate votes (i.e. to cast for any one or more candidates a number of votes for each share equal to the number of Directors to be elected) and the names of such candidate or candidates have been placed in nomination, then in electing Directors all Shareholders may cumulate their votes for candidates in nomination. Otherwise, no Shareholder shall be entitled to cumulate votes. The Company has not been advised that any Shareholder intends to give notice of intention to nominate a Director or to cumulate votes for Directors. In the event the Directors are to be elected by cumulative voting, the persons named in the accompanying form of proxy will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. Whether or not there is cumulative voting, the six candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect.

If a choice is specified in the proxy as to the manner in which it is to be voted on a particular proposal, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares of Common Stock will be voted "FOR" the Directors nominated. In matters other than the election of Directors, the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting will be required for approval of the proposal. Under California law, abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

In the event that sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named in the proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice and the enclosed proxy form and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals on account of such activities.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company presently provide that the authorized number of Directors shall be no less than five and no more than nine and that the exact number of Directors shall be fixed from time to time by the Board of Directors. At present, the Board has fixed the number of Directors at six.

At the Annual Meeting, six Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors intends to nominate the six persons named below for election as Directors. Each nominee is a member of the Company’s Board of Directors, has consented to being named in this proxy statement and has agreed to serve as a director if elected. Unless otherwise instructed, the proxy holders intend to vote the shares of Common Stock represented by the proxies to cause the election of these nominees.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of our executive officers.

In order to comply with the SEC rules that became applicable to small business issuers effective on July 31, 2005, the Board expanded the board of directors by one seat and appointed a candidate who satisfied the “independence” criteria as defined by SEC rules applicable both for the Board of Directors generally and also for the Audit Committee. The new director, Mr. Fowler was appointed during 2005 to the Audit Committee replacing Mr. Marshall on the Audit Committee to serve until the next Annual meeting.

Information Concerning Nominees

The nominees are listed below, together with their ages, positions and offices with the Company.

Name	Age	Title
Stuart C. Baker	74	Chairman of the Board and President
Dr. Sanford B. Ehrlich	54	Director (1)
D. Mark Fowler	56	Director (2)
William W. Holl	75	Secretary, Treasurer and Director
Gordon S. Marshall	86	Director (3), Compensation Committee Chair
Howard C. White	65	Director (1), Audit Committee Chair

(1) Member of the audit and compensation committees
(2) Member of the audit committee
(3) Member of the compensation committee

Mr. Baker, a founder of the Company, has served the Company as a Director and President since its inception in 1971 and as its Chairman of the Board since 1993.

Dr. Ehrlich, appointed Director in 2000, has held the position of Associate Professor of Management at the College of Business Administration at San Diego State University, and as the Executive Director of the school’s Entrepreneurial Management Center since 1997. Dr. Ehrlich holds a Directorship at Deep Sky Software, Inc, a provider of software solutions and consulting for system validation in regulated industries. In addition, Dr. Ehrlich also provides management consulting services.

Mr. Fowler, appointed Director in 2005, is the President and CEO of Systech Corporation since 1991.

Mr. Holl, a founder of the Company, has served the Company as Director, Secretary and Treasurer since its inception in 1971 and as Chief Financial Officer from 1978 through 2001. In 2001, Mr. Holl retired and serves the Company on a part-time basis.

Mr. Marshall a director of the Company since 1974 has served the Company as the Chairman of the Board from 1974 to 1993. Mr. Marshall was the founder and former Chairman of the Board of Marshall Industries, an electronics distribution company that was acquired by Avnet Electronics Marketing in 1999.

Mr. White, appointed Director in 2000, was employed at Arthur Andersen from 1964 until 1991. Mr. White was formerly the partner in charge of the Metropolitan Southern California Region Accounting and Audit Practice and worldwide managing director of finance with Andersen Worldwide. Mr. White has held the position of President of White & White LLC, a financial and business consulting services company, since 1997. Mr. White serves as an independent director and is the designated “financial expert” on the Company’s audit committee.

Board Meetings

In fiscal 2005, the Board of Directors met five times. Each director attended at least 80% of the meetings of the Board and the committees on which he served.

Audit Committee

In fiscal 2005, the Audit Committee consisted of Howard C. White, Sanford B. Ehrlich and D. Mark Fowler (appointed during 2005, replacing Mr. Marshall). The full Audit Committee met seven times in fiscal 2005 and once in executive session in fiscal 2005. The Audit Committee oversees the Company’s auditing procedures, receives and accepts the reports of our independent certified accountants, oversees the Company’s internal systems of accounting and management controls and makes recommendations to the Board of Directors concerning the appointment of its auditors. The Audit Committee adopted a written charter in 2000 and it was included as an appendix to the Company’s Proxy Statements for the 2004 Annual Stockholders Meeting. The Board of Directors has determined that Mr. White is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

In fiscal 2005, the Compensation Committee consisted of Gordon S. Marshall, Sanford B. Ehrlich and Howard C. White. The Compensation Committee met one time in fiscal 2005. The Compensation Committee (i) makes recommendations to the board of directors regarding executive compensation policies, (ii) evaluates the performance of the chief executive officer and other senior officers and (iii) makes recommendations concerning salary, bonus and stock options to be awarded to these officers. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the executive officers or directors of another entity. None of the members of the Committee served as an officer or employee of the Company during the last fiscal year.

Remuneration of Directors

Each independent director of the Company receives compensation of $2,500 per quarter and reimbursement of expenses incurred in serving as a director. In addition, Directors Ehrlich, Fowler and White received stock options for 10,000 shares each during 2005.

Board Nomination

The Board does not have a formal policy for selection or acceptance of nominees. In view of the Company’s size and the fact that the Board is small in number; all members consider nominees based on the best interests of the Company. The Board has not utilized any third parties in the selection of nominees. No candidates have been nominated during 2005 by a stockholder holding 5% or more the Company’s stock.

Recommendation

The Company’s Board of Directors believes that the election of each of the nominees is in the Company’s best interests and the best interests of the Company’s shareholders and unanimously recommends a vote “FOR” the election of each of the nominees Proxies will be voted for the slate of nominees, unless specifically indicated otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock owned on March 24, 2006 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's directors, executive officers, and by all directors and executive officers as a group. The numbers and percentages shown include the shares of Common Stock actually and beneficially owned as of March 24, 2006 and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 24, 2006, upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

Directors, Officers And 5% Shareholders	Shares Directly and Beneficially Owned (1)		Percent
Gordon S. Marshall	649,900		20.5%

Stuart C. Baker	409,800	(2)	12.9%

Carl C. Roecks	202,700	(3)	6.4%

William W. Holl	151,550	(4)	4.8%

Daniel C. Finn	15,000	(5)	*

Harry A. Munn	7,500	(6)	*

Gregory D. Leiser	8,800	(7)	*

Howard C. White	3,000		*

Dr. Sanford B. Ehrlich	2,000		*

All directors and officers as a group	1,450,250		45.8%

* Less than 1% of the outstanding common stock.
1)

Except as indicated in other notes to this table, each shareholder listed has i) sole voting and dispositive power with respect to the shares beneficially owned subject to applicable community property laws and ii) their address is 237 Via Vera Cruz, San Marcos, CA 92078

2)	Represents shares held by the Baker Family Trust dated January 16, 1985 for which Mr. Baker and his wife are co-trustees.
3)	Represents shares held by the Roecks Family Trust dated June 7, 1984 for which Mr. Roecks and his wife are co-trustees.
4)	Represents shares held by the Holl Trust dated September 24, 1998 for which Mr. Holl is the trustee.
5)	Includes 7,500 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.
6)	Includes 7,500 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

7)	Includes 7,500 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation paid or accrued for services rendered during the year ended December 31, 2005 to each of the executive officers of the Company.

Summary Compensation Table 1

The purpose of this table is to set forth in specific columnar form the total annual compensation of the CEO/President and the other four most highly compensated executive officers whose salary and bonuses exceeded $100,000 for fiscal 2005. The Company has not granted restricted stock or stock appreciation rights to any of the persons listed below during the past three fiscal years, except to William K. Holmes, who was granted restricted stock in the Company’s subsidiary, Distributed Delivery Networks in 2004.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation (2)	Securities Underlying Options/ SAR’s #
Stuart C. Baker	2005	150,000	-	7,200	-
President	2004	150,000	-	7,200	-
	2003	143,320	-	7,200	-

Daniel C. Finn	2005	135,000	-	11,250	-
VP & GM AIA Division	2004	135,000	-	11,250	15,000
	2003	128,988	-	11,070	15,000

Gregory D. Leiser	2005	122,500	-	7,875	-
VP Finance/CFO	2004	110,000	-	3,300	15,000
	2003	105,101	-	3,153	15,000

Harry A. Munn	2005	136,000	-	11,280	-
VP Sales and Marketing	2004	136,000	-	11,280	15,000
	2003	129,943	-	11,003	15,000

William K. Holmes (3)	2005	150,000	-	-	-
President and CEO Distributed Delivery Networks Corp.	2004	137,070	-	1,385	-

(1) Bonuses are shown in the year paid and are based on the prior year’s performance.

(2) Includes a car allowance for each named individual plus the Company’s matching contributions to the Company’s 401-K Plan.

(3) The Distributed Delivery Networks founders, including William Holmes, purchased a 49% restricted interest in Distributed Delivery Networks for nominal consideration. The restrictions lapse ratably over a thirty-six month period beginning April 7, 2004. The Company retains a repurchase right, in the event of termination of the Distributed Delivery Networks founders as employees or as consultants, under certain conditions, which also lapses ratably over the same thirty-six month period. The Company’s loan agreement between Amistar Corporation and Distributed Delivery Networks, provides for a bonus to the Distributed Delivery Networks founders by Distributed Delivery Networks equal to the interest accrued on a $1,300,000 note related to a loan made by the Company to Distributed Delivery Networks on April 4, 2004, which is to be paid beginning April 7, 2008.

Option/SAR Exercises and Year-End Value Table

This table sets forth information on those individuals named in Table I as to the options exercised during 2005 and the status of outstanding options at year-end (December 31, 2005).

No stock options were granted to executive officers of the Company in 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			At FY-End	at FY-End ($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Stuart C. Baker	-	-	-	-
President
Daniel C. Finn	7,500	-	0/22,500	$0/$12,150
VP & GM AIA Division
Harry A. Munn	7,500	25,500	0/22,500	$0/$12,150
VP Sales & Marketing
Gregory D. Leiser	3,750	13,238	0/22,500	$0/$12,150
VP Finance/CFO

Bonus Plan

On August 7, 1997, the Compensation Committee of the Board of Directors adopted a bonus plan for executives of the Company effective with years beginning January 1, 1997. The plan provides that bonuses will be paid to certain executives of the Company based on a formula of after tax profits which exceed an 8% return on equity, weighted 70% on the current year and 30% on the prior year. The bonus is calculated as a percentage of salary which equals 3, 4, or 5 times the percentage of after tax profits which exceeds an 8% return on equity, weighted 70% on the current year’s performance and 30% on the prior year’s performance. All executive officers participate in the plan. No bonuses were accrued or paid for each of the years ended December 31, 2005 and 2004.

Information on Executive Officers

Mr. Finn, aged 49, has served the Company since 1979, as Vice-President Operations from 1999 to 2001 and as Vice-President and General Manager - AIA Division since 2002.

Mr. Munn, aged 55, has served the Company since 1985, as Vice-President Marketing and Sales from 1997 to 2001 and as Vice-President and General Manager - AMS Division since 2002.

Mr. Leiser, aged 49, has served the Company since 1995, as Vice-President Finance since 1999 and as Chief Financial Officer since 2001.

Mr. Holmes, aged 54, has served the Company’s majority-owned subsidiary Distributed Delivery Networks since April 2004 as its President, CEO, Chairman, Secretary and Treasurer. Prior to forming Distributed Delivery Networks, Mr. Holmes was a founder and former CEO of SupplyPro, Inc., a provider of automated point-of-use dispensing technologies primarily serving the industrial sector since 1998.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2005.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEE, which relates to the accountant’s independence from the Company, and has discussed with BDO Seidman, LLP their independence from the Company. Based upon the Committee’s review and discussions concerning the Company’s audited financial statements, the Committee recommends to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2005, be included in the Company’s annual report.

Audit Committee

/s/ Howard C. White
Howard C. White, Chairman, “Audit Committee financial expert”
Sanford B. Ehrlich
D. Mark Fowler

REPORT OF THE COMPENSATION COMMITTEE

The Committee, which determines and administers the compensation of the Company’s executive officers, endeavors to ensure that the compensation program for executive officers is effective in attracting and retaining the key executives responsible for the success of the corporation.

The Committee takes into account various indicators of corporate and individual performance in determining the level of the CEO’s and executive’s compensation. Corporate indicators considered by the Committee include net income, earnings per share and return on equity. The Committee also must establish base salaries of the President and other executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position.

The Committee may also grant stock options to executive officers and key employees. The Committee did not recommend a change in the President/CEO’s compensation during fiscal 2005 based on the net loss and negative return on equity.

Compensation Committee

/s/ Gordon S. Marshall
Gordon S. Marshall, Chairman
Sanford B. Ehrlich
Howard C. White

INDEPENDENT AUDITORS

Auditor Attendance at Annual Meeting

Representatives of BDO Seidman LLP are expected to be present at the meeting and will be given an opportunity to make a statement and respond to questions regarding BDO Seidman’s audit of the Company’s consolidated financial statements and records for the fiscal year ended December 31, 2005.

Audit Fees

The aggregate fees incurred to BDO Seidman, LLP for professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2005 and 2004 and reviews of the Company’s condensed financial statements included in its Quarterly Reports on Form 10-QSB during fiscal year 2005 and 2004, were $95,000 and $70,550, respectively.

Audit Related Fees

There were fees incurred of $1,500 and $2,000 to BDO Seidman, LLP for audit related services during fiscal 2005 and 2004, respectively.

Tax Fees

There were no tax fees incurred to BDO Seidman, LLP during fiscal 2005 and 2004.

All Other Fees

There were no “other” fees paid to BDO Seidman, LLP during fiscal 2005 and 2004.

The Audit Committee has determined that the rendering of non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.

Audit Committee Approval Process

All audit and non-audit services provided to the Company are approved by the Audit Committee in advance of the services being rendered. The Audit Committee evaluates whether the services are in compliance with auditor independence requirements.

100% of the services described above were approved by the Audit Committee.

PERFORMANCE COMPARISON

The purpose of this table is to compare the performance of the Company’s stock against the NASDAQ broad stock market index of all domestic national and small cap listed companies and an industry related index. The Company has selected the NASDAQ Special Industry Machinery, NEC index for its industry index. Both indexes include stock appreciation/depreciation plus dividends. The chart assumes $100 was invested 5 years ago.

EMPLOYEE COMPENSATION PLANS

Savings and Retirement Plan

The Company maintains the Amistar Corporation Saving and Retirement Plan (the "Retirement Plan"), which is a tax-qualified plan under the Internal Revenue Code of 1956, as amended (the "Code"). All employees (including officers of the Company) are eligible to participate in the Retirement Plan following the completion of ninety days of service. The maximum amount of contributions made by certain highly compensated employees may be limited to a lower percentage of their compensation, depending upon the amount of contributions by other employees under the Section 401(k) provisions of the Retirement Plan. The Company is obligated to make a matching contribution to the Retirement Plan equal to 50% of the first 6% of compensation contributed by each participant. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of the Company's matching contributions. Participants are always fully vested in all of their contributions to the Retirement Plan (and in the earnings on such contributions), and participants attain a vested right to the Company's matching contributions made on their behalf to the Retirement Plan (and the earnings thereon) at the rate of 20% for each full year of service after one year until such participants are fully vested after six full years of service.

The Retirement Plan has had two amendments; 1) effective February 14, 2002, to allow participants to make contributions up to the limits allowable by the Code and 2) effective April 7, 2004, to allow employees of the Company’s majority-owned subsidiary Distributed Delivery Networks Corporation to participate in the plan.

Stock Option Plan

In 1994, the Company adopted an incentive stock option plan (the “1994 Plan”) for employees. The Plan allowed for grants of options to purchase up to 310,000 shares of common stock. Stock options were granted with an exercise price equal to the stock’s fair market value at the date of grant, generally vest over four years from the date of grant, and expire five years after the date of grant. No further grants can be made from the 1994 plan due to expiration of the ten-year term of the plan.

In 2005, the Company adopted and the shareholders approved a new stock option plan (the “2005 Plan”) primarily for employees, directors and consultants. The 2005 Plan allows for grants of incentive and non-qualified options to purchase up to 300,000 shares of common stock and has similar provisions as the 1994 Plan. During 2005, options for a total of 30,000 shares were granted to directors Ehrlich, Fowler and White.

The following table reflects the exercise prices of options outstanding under the Plans and existing individual compensation arrangements, of which 16,750 were exercisable as of December 31, 2005:

Range of
Exercise	Number
Price	Outstanding
$0.81 - $1.00	29,750
$1.76 - $2.50	74,500
$2.51 - $3.40	30,000
$0.81 - $3.40	134,250

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plan and individual compensation arrangements.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)	134,250	$2.14	270,000
Equity compensation plans not approved by security holders	-	-	-
Total	134,250	$2.14	270,000

(1)  Consists of the 1994 and 2005 Employee Stock Option Plans.

(2) Consists of the following shares to be issued upon exercise of options granted under individual compensation arrangements:

Daniel C. Finn	22,500
Gregory D. Leiser	22,500
Harry A. Munn	22,500
D. Mark Fowler	10,000
Sanford B. Ehrlich	10,000
Howard C.White	10,000
Other employees	29,250
Total	134,250

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires “insiders,” including the Company’s executive officers, directors and beneficial owners of more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. To the best of our knowledge, based solely on our review of the copies of such forms received by the Company, or written representations from reporting persons that no Form 4s or Form 5s were required for those persons, the Company believes that the insiders have complied with all applicable Section 16(a) filing requirements during fiscal 2005.

CORPORATE GOVERNANCE

The Company has adopted a code of business conduct and ethics, which can be found in a section titled “corporate governance” located in the “investor relations” section of the Company’s website at www.amistar.com.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Any communications from shareholders to the Board must be addressed in writing and mailed to the attention of Chairman, Amistar Corporation 237 Via Vera Cruz, San Marcos, CA 92078. Written communications from shareholders will be provided to the Board according to the judgment of the Chairman.

Shareholder Proposals

Shareholder proposals complying with the applicable rules under the Securities and Exchange Act of 1934 intended to be presented at the Annual Meeting of Shareholders of the Company to be held on the second Wednesday in May 2007 must be received by the Company by February 2, 2007 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of the Secretary, Amistar Corporation, 237 Via Vera Cruz, San Marcos, CA 92078. If a shareholder notifies the Company in writing prior to February 2, 2007, that he or she intends to present a proposal at the Company’s 2007 Annual Meeting of Shareholders, the proxy holders designated by the Board of Directors may exercise their discretionary voting authority with regard to the shareholder’s proposal only if the proxy holders’ intentions with respect to the proposal are included in the Company’s proxy materials distributed to the Company’s shareholders for such meeting. If the shareholder does not notify the Company by such date, the proxy holders may exercise their discretionary voting authority with respect to the proposal without inclusion of such discussion in the proxy statement.

Annual Report and Form 10-KSB

A copy of the Company’s 2005 annual report is being mailed to each shareholder of record together with this proxy statement. The 2005 annual report includes the Company’s audited financial statements for the fiscal year ended December 31, 2005. The Company’s annual report on Form 10-KSB includes these financial statements as well as more detailed information about the Company and its operations.

COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING US AT: 760 471-1700. THE ANNUAL REPORT ON FORM 10-KSB IS ALSO AVAILABLE THRU A LINK TO EDGAR ONLINE AT WWW.AMISTAR.COM.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the Annual Meeting. All shares of Common Stock represented by proxies will be voted in favor of the proposals of the Company unless otherwise indicated on the form of proxy. If any other matters come before the meeting, proxy holders will vote thereon according to their best judgment.

By Order of the Board of Directors

\s\ William W. Holl
William W. Holl
Secretary

San Marcos, California
April 14, 2006